Exhibit (l)

[Letterhead of Sutherland Asbill & Brennan LLP]

May 25, 2016

Business Development Corporation of America

405 Park Avenue, 14th Floor

New York, NY 10022

Re:	Business Development Corporation of America
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Business Development Corporation of America, a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the proposed issuance from time to time of up to 55,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), under the Company’s Distribution Reinvestment Plan (the “Plan”), together with any additional Shares that may be issued by the Company pursuant to Rule 462(b) under the Securities Act (as prescribed by the Commission pursuant to the Securities Act) in connection with the offering described in the Registration Statement.

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)	The Second Articles of Amendment and Restatement of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(iii)	The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

(iv)	A Certificate of Good Standing with respect to the Company issued by SDAT as of a recent date (the “Certificate of Good Standing”);

(v)	The resolutions of the board of directors (the “Board”) of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the issuance of the Shares pursuant to the Registration Statement and the Plan, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”); and

(vi)	The Plan.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials have been properly issued, and (vi) the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion letter from the form and content of such documents as executed and delivered. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

Where factual matters material to this opinion letter were not independently established, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. Except as otherwise stated herein, we have undertaken no independent investigation or verification of factual matters.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the issuance of the Shares pursuant to the Registration Statement and the Plan. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that the Certificate of Good Standing remains accurate, each of the Charter and the Resolutions remain in effect, without amendment, and the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance of the Shares, we are of the opinion that the Shares have been duly authorized and, when so issued and duly delivered against payment therefor pursuant to the Plan as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied, (ii) do not extend to compliance with state and federal securities laws relating to the sale of the Shares, and (iii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement or any registration statement filed by the Company under the Securities Act pursuant to Rule 462(b) thereunder as described in the first paragraph of this opinion letter. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP